Exhibit 10.1

Portions of this Exhibit 10.1 have been omitted based upon a request for confidential treatment. This Exhibit 10.1, including the non-public information, has been filed separately with the U.S. Securities and Exchange Commission. “[*]” designates portions of this document that have been redacted pursuant to the request for confidential treatment filed with the U.S. Securities and Exchange Commission.

AMENDMENT 005

TO

SPECIAL BUSINESS PROVISIONS - SBP-65310-2007

BETWEEN

THE BOEING COMPANY

AND

Titanium Metals Corporation

This Amendment (“Amendment”) to Special Business Provisions, 65310-2007 is entered into as of 06/17/2011 between Titanium Metals Corporation, a Delaware Corporation (“Seller”) and The Boeing Company, a Delaware Corporation (“Boeing”). Hereinafter, the Seller and Boeing may be referred to jointly as “Parties” hereto.

Now, therefore, in consideration of the mutual covenants set forth herein, the Parties agree as follows:

RECITALS

A. The Parties entered into Special Business Provisions (the “2009 SBP”) 65310-2007 on 01/01/2011.

B. The most recent amendment to the Special Business Provisions is 004, dated 01/01/2011.

C. The Parties wish to amend the SBP, * and Contract Extension, as set forth herein.

AGREEMENTS

Now, therefore, the Parties agree as follows:

1. Section 3.1.1 of the 2009 SBP is hereby amended and restated in its entirety as follows:

“The period of performance for this SBP shall include initial manufacturing activities required to support delivery of Products beginning on January 1, 2011 and ending on December 31, 2018.”

2. For 2011, the Boeing Minimum Volume set forth in Section 2.0.A of Attachment 1 to the 2009 SBP shall be * of Product

3. Add the following as Section 2.0 (A) 1 of Attachment 1 to the 2009 SBP: For each year commencing January 1, 2016 through December 31, 2018, the Boeing Minimum Volume shall be * of Product and Boeing’s maximum volume shall be * of Product, except that in any such year Boeing may purchase a lesser amount of Product based upon the formulas in the “Revised Build Rate Calculator,” an example calculation is attached hereto as Exhibit A. In addition, prior to December 31, 2014, Boeing will competitively bid Boeing’s remaining Product volume controlled through * for 2016 through 2018 and guarantees TIMET the right to compete for this volume so that, if successful, TIMET will capture a * share of the * controlled volume.

SPECIAL BUSINESS PROVISIONS SBP-65310-2007 Amendment No. 005

Effective January 1, 2016, Sections 2.0(C)1 thru 2.0(C)4 of Attachment 1 to the 2009 SBP are hereby deleted in their entirety.

Mill Products supplied by TIMET into an independent supply chain developed by TIMET with a third party in support of Boeing (e.g. forgers, machine shops or fabricators) shall not count toward Boeing’s Minimum Volume.

4. Add the following as a second paragraph to section 1.02 in Attachment 1 to the 2009 SBP: The Base Price for contract years 2016 though 2018 will be calculated by multiplying the 2012 Base Price by *. In addition to the adjustments set forth in the 2009 SBP, an inflationary adjustment will be computed in accordance with the inflationary index attached hereto as Exhibit B. Base Price adjustments shall only be made for inflationary increases of *. The Base Price adjustments shall only apply to alloy and size. The inflationary price adjustment shall be calculated and applied for all Products commencing delivery January 1, 2017.

5. Add the following as a third paragraph to section 16.2 (B) of the 2009 SBP: Commencing January 1, 2016, Boeing’s Required Scrap Volume shall be equal to at least * by volume of Boeing’s actual purchased volume of Products during the same calendar quarter. In the event that for more than * (i) the difference between the Metalprices.com scrap price for “6-4 Aero Quality Turnings” and TIMET’s scrap purchase price exceeds * or (ii) the Metalprices.com scrap price for “6-4 Aero Quality Turnings” is above *, Boeing and Seller will engage in commercially reasonable negotiations to reduce the imbalance in a manner such that the value to Seller/Boeing is equivalent to the value that would be received if Boeing were supplying * of its scrap volume at Metalprices.com prices for “6-4 Aero Quality Turnings.”

6. Section 16.2 (C) (2) of the 2009 SBP is hereby deleted in its entirety.

7. Section 16.3 of the 2009 SBP is hereby amended and restated in its entirety as follows:

“Boeing shall complete qualification and issue any documentation necessary to authorize TIMET to produce and supply Electron Beam Single Melt (EBSM) Ti 6-4 flat Products as required to all Boeing suppliers as an equivalent product for the currently provided multi melt 6-4 Product (BMS or AMS specifications) no later than January 1, 2014 — “EBSM Project.”

The necessary parties from TIMET and Boeing (example – BR&T, Procurement, Program Management, R&D, and Commercial) will meet following execution of this First Amendment in order to establish a timeline on or before July 31, 2011 outlining the major milestones required to complete the EBSM Project as soon as commercially reasonable. In order to ensure both parties are meeting obligations to the timeline and that obstacles are identified and overcome in an expedited manner, Boeing and TIMET will meet monthly to review the EBSM Project status against the agreed timeline. The meetings will include review of all elements impacting the EBSM Project, review of previous actions to be completed, and agreement on future actions. If the EBSM Project falls behind the targeted milestones and either party believes that the project cannot be recovered to the original timeline, then senior leadership from each company (EVP Commercial – TIMET, Director Common Commodities – Boeing) will meet within 10 business days with the team to reestablish a mutually agreed expedited timeline for the EBSM Project completion.

SPECIAL BUSINESS PROVISIONS SBP-65310-2007 Amendment No. 005

8. Boeing acknowledges that Seller will only supply Products directly to Boeing, directly to Boeing’s suppliers, or directly to Boeing or its suppliers through Seller’s service center network.

9. Other than as set for in this Amendment 005, SBP-65310-2007 and AMENDMENT 009 to GTA-65310-2007, those documents remain in full force and effect in accordance with their terms.

10.	All other provisions of the SBP shall remain unchanged and in full force and effect.

11. This Amendment 005 constitutes the complete and exclusive Agreement between the parties with respect to the Amendment set forth herein. It supersedes all previous agreements between the parties relating to this Amendment, whether written or oral.

12.	This Amendment shall be governed by SBP 5.0 Applicable Law.

EXECUTED in duplicate as of the date and year first set forth below by the duly authorized representatives of the parties.

BOEING	SELLER

THE BOEING COMPANY	Titanium Metals Corporation

Signature: /s/ Bob A. Hawk Jr.	Signature: /s/ David L. Wiles

Printed Name: Bob A. Hawk Jr.	Printed Name: David L. Wiles

Title: Procurement Agent	Title: Boeing Account Manager

SPECIAL BUSINESS PROVISIONS SBP-65310-2007 Amendment No. 005

Exhibit A

Build Rate Calculator (BRC)
Aircraft	lbs Buy Weight	Current Year +1 monthly build rate	TIMET Minimum Factor	Annual TIMET Target Minimum
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*
*	*	*	*	*

*

SPECIAL BUSINESS PROVISIONS SBP-65310-2007 Amendment No. 005

Exhibit B

Price Adjustment Formula for annual inflation

The following price adjustment formula shall be calculated for all products The effective price will be calculated every twelve (12) months in the fourth quarter of the current year for application on January 1st of the upcoming year. The annual inflation adjustment will only be applicable when inflation is at, or exceeds, * annually. If inflation is less than * there will be no price adjustment as a result of inflation.

Inflation will be reviewed annually in the forth quarter of each year using Series ID number CUUR0000SA0 (Consumer Price Index - All Urban Consumers) as published by the Bureau of Labour Statistics to determine the annual inflation adjustment.

The following formula(s) and table will be used to calculate the inflation adjustment (if applicable)

Price eff = Price × IC

Inflation Weighting Factor
Ingot -	*
Billet- Round	*
Billet- Rect	*
Bar - Round	*
Bar - Rect	*
Coil -	*
Sheet -	*
Plate -	*

Where:

“Price eff” means the effective price for the upcoming calendar year. Inclusive of the Base Price, and any applicable inflation adjustment. Effective Price does not include the “Cost Element” Adjustment. The Effective price in any year will become the Base Price in the following year.

“Base Price” means the current annual price (less any adjustments resulting from the “Cost Element Adjustment” for raw materials price adjustments as described in paragraph in SBP Attachment 1 Paragraph 1.03 .

IC    =        Inflationary Component

IC    = *

Where: IC n = Consumer Price Index for “All Urban Consumers” (Series ID CUUR0000SA0) Average Value for the current year n (October n-1 through September n).

And IC n-1 = Consumer Price Index for “All Urban Consumers” (Series ID CUUR0000SA0) Average Value for the prior year n-1 (October n-2 through September n-1).

SPECIAL BUSINESS PROVISIONS SBP-65310-2007 Amendment No. 005

And IWF = Inflation factor (IWF is used to reflect different inflation levels used in different products)

SAMPLE CALCULATION

THESE SAMPLE CALCULATIONS ARE PROVIDED FOR ILLUSTRATION PURPOSES ONLY AND DO NOT REPRESENT AN ACTUAL CALCULATION OF PRICES HEREUNDER

Assumptions:

Product 2” 6AL-4V plate
Annual Base price for 2” plate g	*
IC [n] avg of Oct 2015 through Sept 2016 g	235.714
IC n-1 avg of Oct 2014 through Sept 2015 g	221.721

Calculation made in * – new price effective *

•	Basel Price = *

•	IC [n] = Average of BLS Series CUUR0000SA0 (Oct 2015 – Sep 2016) = 235.714

•	IC n-1 = Average of BLS Series CUUR0000SA0 (Oct 2014 – Sep 2015) = 221.721

Price eff = *

= *

=        *

=        *